IOWA STATE BANK
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Exhibit 10.5

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$500,000.00	09-14-2016	03-18-2018	74341		0000114827-02	***	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower:	American Power Group, Inc. 2503 E Poplar St Algona, IA 50511	**Lender:**	Iowa State Bank Main Office 5 East Call Street Algona, IA 50511

Principal Amount: $500,000.00 **Date of Agreement: June 7, 2018**

DESCRIPTION OF EXISTING INDEBTEDNESS. Revolving Line of Credit dated 09-17-2016 with a maximum credit amount of $500,000.00 and a current balance of $499,541.66.

DESCRIPTION OF COLLATERAL. Security Agreement 09-14-2016, Business Loan Agreement dated 09-14-2016 and Guaranty from Matthew Van Steenwyk dated 09-14-2016 and Neil K. Braverman dated 09-14-2016.

DESCRIPTION OF CHANGE IN TERMS. Lender hereby extends maturity date from 03-18-2018 to 12-31-2018.

Loan was previously modified on September 14, 2017 extending maturity date to October 14, 2017; on October 14, 2017 extending maturity date to November 18, 2017; on November 21, 2017 extending maturity date to December 18, 2018; on December 15, 2017 extending maturity date to January 18, 2018 and on January 18, 2018 extending maturity date to February 18, 2018; on February 18, 2018 extending maturity dated to March 18, 2018; on 06-07-2018 extending maturity date to December 31, 2018.

Payment due on 12-31-2018 will be for all outstanding principal plus all accrued unpaid interest.

All other terms to remain the same.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS CHANGE IN TERMS AGREEMENT AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.

BORROWER:

AMERICAN POWER GROUP, INC.

By: /s/ Charles E. Coppa
Charles E. Coppa, Chief Financial Officer of American Power Group, Inc.

LENDER:

IOWA STATE BANK

X /s/ Levi J. Trauger
Levi J Trauger, Loan Officer